EXHIBIT 2.1




                            SHARE EXCHANGE AGREEMENT

                        BY AND AMONG ABBOTT MINES, LTD.,
                        CARLO CIVELLI, MIKE MUZYLOWSKI,
                      WARP SOLUTIONS, INC., KARL DOUGLAS,
                           JOHN GNIP AND THE PERSONS
                        IDENTIFIED ON SCHEDULE A HERETO.















                            Dated as of May 16, 2002

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ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            TRANSACTIONS; TERMS OF MERGER; MANNER OF CONVERTING SHARES.................................5

         2.1      Exchange of  Securities........................................................................5

         2.2      Consideration..................................................................................5

         2.3      Exchange of Shares.............................................................................5

         2.4      Legending of Securities........................................................................5

         2.5      Fractional Shares..............................................................................6

         2.6      Time and Place of Closing......................................................................6

         2.7      Directors and Officers.........................................................................6

         2.8      Tax Consequences...............................................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF AMI AND AMI INSIDERS.....................................6

         3.1      Organization; Standing and Power...............................................................6

         3.2      Authorization; Enforceability..................................................................7

         3.3      Investment Representations.....................................................................7

         3.4      No Violation or Conflict.......................................................................7

         3.5      Consents of Governmental Authorities and Others................................................7

         3.6      Conduct of Business............................................................................8

         3.7      Litigation.....................................................................................8

         3.8      Brokers........................................................................................8

         3.9      Compliance.....................................................................................9

         3.10     Charter, Bylaws and Corporate Records..........................................................9

         3.11     Subsidiaries and Investments...................................................................9

         3.12     Capitalization.................................................................................9

         3.13     Rights, Warrants, Options.....................................................................10

         3.14     Commission Filings and Financial Statements...................................................10

         3.15     Absence of Undisclosed Liabilities............................................................10

         3.16     Real Property.................................................................................10

         3.17     List of Accounts and Proxies..................................................................11

         3.18     Personnel.....................................................................................11

         3.19     Employment Agreements and Employee Benefit Plans..............................................11

         3.20     Tax Matters...................................................................................12

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         3.21     Material Agreements...........................................................................12

         3.22     Guaranties....................................................................................13

         3.23     Environmental Matters.........................................................................13

         3.24     Intellectual Property Rights..................................................................14

         3.25     Licenses......................................................................................14

         3.26     Absence of Certain Business Practices.........................................................14

         3.27     Disclosure....................................................................................14

         3.28     Shares Owned by AMI Insiders..................................................................15

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF WARP AND THE SELLERS....................................15

         4.1      Organization..................................................................................15

         4.2      Authorization; Enforceability.................................................................15

         4.3      No Violation or Conflict......................................................................16

         4.4      Consents of Governmental Authorities and Others...............................................16

         4.5      Conduct of Business...........................................................................16

         4.6      Litigation....................................................................................17

         4.7      Brokers.......................................................................................17

         4.8      Compliance....................................................................................17

         4.9      Charter, Bylaws and Corporate Records.........................................................17

         4.10     Subsidiaries and Investments..................................................................17

         4.11     Capitalization................................................................................17

         4.12     Rights, Warrants, Options.....................................................................18

         4.13     Financial Statements..........................................................................18

         4.14     Absence of Undisclosed Liabilities............................................................18

         4.15     Real Property.................................................................................18

         4.16     Licenses......................................................................................18

         4.17     Intellectual Property Rights..................................................................19

         4.18     Employment Agreements and Employee Benefit Plans..............................................19

         4.19     Tax Matters...................................................................................20

         4.20     Material Agreements...........................................................................20

         4.21     Guaranties....................................................................................21

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         4.22     Accounts and Notes Receivable.................................................................21

         4.23     Absence of Certain Business Practices.........................................................21

         4.24     Disclosure....................................................................................22

         4.25     Title to Securities...........................................................................22

         4.26     Authority.....................................................................................22

         4.27     Knowledge and Experience......................................................................22

         4.28     Accredited Investor; Financial Means..........................................................22

         4.29     Opportunity to Question; Adequate Information.................................................23

         4.30     Risks Relating to Exchange....................................................................23

         4.31     Investment Intent.............................................................................23

         4.32     Resale of the Securities......................................................................23

ARTICLE V             ADDITIONAL AGREEMENTS.....................................................................23

         5.1      Survival of the Representations and Warranties................................................23

         5.2      Investigation.................................................................................24

         5.3      Indemnification...............................................................................24

         5.4      Indemnity Procedure...........................................................................25

         5.5      General Release...............................................................................26

ARTICLE VI            CLOSING; DELIVERIES; CONDITIONS PRECEDENT.................................................26

         6.1      Closing; Effective Date.......................................................................26

         6.2      Deliveries....................................................................................26

         6.3      Conditions Precedent to the Obligations of WARP...............................................27

         6.4      Conditions Precedent to the Obligations of AMI................................................29

         6.5      Best Efforts..................................................................................30

         6.6      Termination...................................................................................30

ARTICLE VII           COVENANTS.................................................................................31

         7.1      General Confidentiality.......................................................................31

         7.2      Continuing Obligations........................................................................31

         7.3      SEC Filings and Exchange Listing..............................................................31

         7.4      Lock-Up Agreements............................................................................31

         7.5      Tax Treatment.................................................................................31

ARTICLE VIII          MISCELLANEOUS.............................................................................32

         8.1      Notices.......................................................................................32

         8.2      Entire Agreement; Incorporation...............................................................33

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         8.3      Binding Effect................................................................................34

         8.4      Assignment....................................................................................34

         8.5      Waiver and Amendment..........................................................................34

         8.6      No Third Party Beneficiary....................................................................34

         8.7      Severability..................................................................................34

         8.8      Expenses......................................................................................34

         8.9      Headings......................................................................................35

         8.10     Other Remedies; Injunctive Relief.............................................................35

         8.11     Counterparts..................................................................................35

         8.12     Remedies Exclusive............................................................................35

         8.13     Governing Law.................................................................................35

         8.14     Jurisdiction and Venue........................................................................35

         8.15     Participation of Parties......................................................................35

         8.16     Further Assurances............................................................................36

         8.17     Publicity.....................................................................................36

         8.18     Limited Recourse..............................................................................36
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                            SHARE EXCHANGE AGREEMENT
                            ------------------------


         SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of May 16, 2002, by and among ABBOTT MINES, LTD., a Nevada corporation ("AMI"), CARLO CIVELLI and MIKE MUZYLOWSKI (collectively the "AMI Insiders"), WARP SOLUTIONS, INC., a Delaware corporation, ("WARP"), KARL DOUGLAS and JOHN GNIP (collectively the "WARP Insiders") and the Persons identified on Schedule A hereto (the "SELLERS").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, The respective Boards of Directors of AMI and WARP each has determined that it is in the best interests of their respective stockholders for AMI to acquire WARP through an exchange of shares of AMI Common Stock for the issued and outstanding WARP Stock (as more fully described in Article II below), in an acquisition that constitutes a tax-free transaction meeting the requirements of Section 368 (a)(1)(B) of the Code, and will result in WARP becoming a direct subsidiary of AMI upon the terms and conditions set forth herein; and

         WHEREAS, AMI is a publicly held Nevada corporation engaged principally in the business of mining exploration; and

         WHEREAS, the Sellers collectively own up to one hundred percent (100%) of the issued and outstanding capital stock of WARP (the "WARP Stock"), and desire to sell to AMI, and AMI desires to acquire, on the terms and subject to the conditions set forth in this Agreement, the WARP Stock;

         NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "Affiliate" shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity


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interests of the other Person, and (c) any director or senior officer of such
Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

         "AMI" shall mean Abbott Mines, Ltd., a Nevada corporation.

         "AMI Common Stock" shall mean the shares of common stock, par value $.00001 per share, of AMI, as further described in Section 3.12.

         "AMI Insiders" shall mean Carlo Civelli and Mike Muzylowski.

         "AMI Leased Property" shall have the meaning set forth in Section 3.16.

         "AMI Leases" shall have the meaning set forth in Section 3.16.

         "Certificates" shall have the meaning set forth in Section 2.3.

         "Closing" shall have the meaning set forth in Section 2.6.

         "Closing Date" shall mean the date that the Closing takes place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Consideration Shares" shall have the meaning set forth in Section 2.2.

         "Conversion" shall mean the conversion of all the issued and outstanding Preferred Stock of WARP to WARP Common Stock consented to by a majority of the holders of such Preferred Stock in connection with this Transaction.

         "Employee Benefit Plans" shall have the meaning set forth in Section 3.19.

         "Environmental Laws" shall have the meaning set forth in Section 3.23.

         "ERISA" shall have the meaning set forth in Section 3.19.

         "Exchange Ratio" shall have the meaning set forth in Section 2.2.

         "Financial Statements of WARP" shall mean the unaudited balance sheet and the unaudited statements of income, cash flow and retained earnings of WARP for the fiscal year

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ended December 31, 2001 prepared according to GAAP consistently applied with prior periods, except as set forth on Schedule 4.13.

         "Financial Statements of AMI" shall mean (i) the unaudited balance sheet and the unaudited statements of income, cash flow and retained earnings of AMI for the six (6) month period ended December 31, 2001, and (ii) the audited balance sheet and the audited statements of income, cash flow and retained earnings of AMI for the fiscal year ended June 30, 2001, including in each such case any related notes, each prepared according to GAAP consistently applied with prior periods, except as set forth on Schedule 3.14.

         "GAAP" shall have the meaning set forth in Section 3.14.

         "Governmental Authorizations" shall have the meaning set forth in
Section 3.25.

         "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

         "Indemnified Party" shall have the meaning set forth in Section 5.4.

         "Indemnifying Party" shall have the meaning set forth in Section 5.4.

         "Intellectual Property" shall mean the rights to any patent, trademark, copyright, service mark, invention, software, software code, trade secret, technology, product, composition, formula, method or process.

         "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

         "Knowledge" shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer or director of such Person, or any other Person having responsibility for the particular subject matter at issue of such

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Person, would have after such investigation and inquiry as such senior officer, director or responsible Person would under such similar circumstances make.

         "Liabilities" shall have the meaning set forth in Section 3.15.

         "Litigation" shall have the meaning set forth in Section 3.7.

         "Material Adverse Effect" shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of AMI or WARP, as applicable.

         "Material Agreements" shall have the meaning set forth in Section 4.20.

         "Material AMI Agreements" shall have the meaning set forth in Section 3.21.

         "Outstanding AMI Common Stock" shall have the meaning set forth in
Section 3.12.

         "Periodic Reports" shall have the meaning set forth in Section 3.14.

         "Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

         "Preferred Stock" shall mean the WARP Series A Convertible Preferred and Series B Convertible Preferred stock.

         "Purchaser Documents" shall have the meaning set forth in Section 3.2.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sellers" shall mean the Persons identified on Schedule A hereto.

         "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

         "Transaction" shall have the meaning set forth in Section 2.1.

         "WARP" shall mean WARP Solutions, Inc., a Delaware corporation and its wholly- owned subsidiary Blue Suit Consulting, Inc., a Delaware corporation.

          "WARP Common Stock" shall mean the shares of common stock, par value $.01 per share, of WARP, as further described in Section 4.11.

         "WARP Insiders" shall mean Karl Douglas and John Gnip.

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         "WARP Stock" shall have the meaning set forth in Section 4.11 and the recitals to this Agreement.

         The words "hereof", "herein" and "hereunder" and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

                                   ARTICLE II

           TRANSACTION; TERMS OF EXCHANGE; MANNER OF CONVERTING SHARES

     2.1 Exchange of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, each of the Sellers who have executed this Agreement shall sell to AMI, and AMI shall purchase from such Sellers, all of such Seller's right, title and interest in and to the WARP Stock indicated next to such Seller's name on Schedule A hereto (the "Transaction"). At the Closing, each of such Sellers shall deliver to AMI all of the certificates representing the WARP Stock indicated next to such Seller's name on Schedule A, together with stock powers separate from the certificates duly executed by each of the Sellers in blank and sufficient to convey to AMI good and marketable title to the WARP Stock free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

     2.2 Consideration. The purchase price for the WARP Stock shall be paid by the issuance to each Seller of 1.3813632 shares (the "Exchange Ratio") of AMI Common Stock, par value $.00001 per share (collectively, the "Consideration Shares"), for each share of WARP Stock held by such Seller and tendered at the Closing. The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to a valid exception thereunder.

     2.3 Exchange of Shares. At the Closing, the Sellers shall surrender their certificate or certificates (the "Certificates") which represent their shares of WARP Stock and shall promptly upon surrender thereof receive in exchange therefore the number of whole Consideration Shares issuable in respect to all shares of WARP Stock held by each Seller (rounded to the nearest share). AMI shall not be obligated to deliver the Consideration Shares which a Seller is entitled to pursuant to this Agreement until such Seller surrenders their Certificate or Certificates for exchange as provided in this Section 2.3 or delivers a lost stock certificate affidavit pursuant to Section 2.9 of this Agreement.

     2.4 Legending of Securities. Each certificate for Consideration Shares shall bear substantially the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED. OR HYPOTHECATED IN THE ABSENCE OF AN

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            EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS, OR AN
            OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE CIRCUMSTANCES, REQUIRED UNDER SAID ACT".

     2.5 Fractional Shares. Notwithstanding any other provision of this Agreement, if a Seller would otherwise have been entitled to receive a fraction of a share of AMI Common Stock (after taking into account all Certificates delivered by the Seller), the number of shares issuable to that Seller shall be rounded up to the next whole number.

     2.6 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on or about May 16, 2002, or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the Law Offices of James A. Prestiano, 317 Madison Avenue, New York, New York 10017, or at such other location as may be mutually agreed upon by the parties.

     2.7 Directors and Officers. Karl Douglas and John Gnip, the current directors of WARP, and Carlo Civelli, a current director of AMI, together with such additional Persons as may thereafter be elected or appointed, shall serve as the directors of AMI from and after the Closing, in accordance with the Bylaws of AMI. The officers of WARP in office immediately prior to the Closing, together with such additional Persons as may thereafter be elected, shall be appointed the officers of AMI, as shown on Schedule B , from and after the Closing, in accordance with the Bylaws of AMI.

     2.8 Tax Consequences. It is the intention of the parties hereto that no taxable income or gain shall be recognized by any of the Sellers or the WARP Insiders, and that the Transaction be deemed a tax-free exchange pursuant to the Code.

     2.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such Seller (setting forth the number of shares of WARP Stock represented by such lost, stolen or destroyed Certificates), AMI shall pay such Seller the Consideration Shares to which such Seller is entitled.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF AMI AND AMI INSIDERS

     In order to induce WARP to enter into this Agreement and to consummate the transactions contemplated hereby, AMI and the AMI Insiders, jointly and severally, make the representations and warranties set forth below to WARP, the WARP Insiders and each of the Sellers.

     3.1 Organization; Standing and Power. AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. AMI and each of the AMI Insiders has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. AMI has all corporate

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right, power and authority to own or lease and operate its properties, and to conduct its business as presently conducted and as proposed to be conducted. AMI is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on AMI. Each jurisdiction in which AMI is so qualified is listed on Schedule 3.1 hereto.

     3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by AMI and the AMI Insiders and all other agreements to be executed, delivered and performed by AMI and the AMI Insiders pursuant to this Agreement (collectively, the "Purchaser Documents") and the consummation by AMI and the AMI Insiders of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of AMI and the AMI Insiders, as applicable. This Agreement and the Purchaser Documents have been duly executed and delivered by AMI and the AMI Insiders, and constitute the legal, valid and binding obligation of AMI and the AMI Insiders, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     3.3 Investment Representations. AMI is acquiring the WARP Common Stock for its own account, for investment purposes only and not with a present view or purpose for the resale or other distribution thereof.

     3.4 No Violation or Conflict. The execution, delivery and performance of this Agreement and the Purchaser Documents by AMI and the AMI Insiders, and the consummation by AMI and the AMI Insiders of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of AMI's Articles of Incorporation or Bylaws or the equivalent organizational documents of any of AMI's Subsidiaries; and (b) except as set forth on Schedule 3.4 hereto, do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of AMI or any of its Subsidiaries pursuant to any instrument or agreement to which AMI is a party or by which AMI or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed in
Schedule 3.4 hereto.

     3.5 Consents of Governmental Authorities and Others. No consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by AMI or the AMI Insiders in connection with the execution, delivery or performance of this Agreement by AMI and the AMI Insiders or the consummation by AMI and the AMI Insiders of the transactions contemplated hereby.

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     3.6 Conduct of Business. Except as disclosed on Schedule 3.6 hereto, since
December 31, 2001, AMI has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of AMI, and no such change is threatened. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.6, since December 31, 2001, AMI has not: (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities;
(c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement; (j) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had or to AMI's or the AMI Insiders' Knowledge, could reasonably be expected to have a Material Adverse Effect on AMI. Schedule 3.6 sets forth a true and complete list of all bonuses or other distributions made by AMI since December 31, 2001.

     3.7 Litigation. Except as set forth on Schedule 3.7, there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the Knowledge of AMI or any of the AMI Insiders, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting AMI (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on AMI or (b) against AMI or the AMI Insiders relating to AMI's Common Stock or the transactions contemplated by this Agreement and there exist no facts or circumstances to the Knowledge of AMI or the AMI Insiders creating any reasonable basis for the institution of any Litigation against AMI or the AMI Insiders. Schedule 3.7 sets forth a list of any Litigation commenced against AMI or the AMI Insiders in the last five (5) years.

     3.8 Brokers. None of AMI nor the AMI Insiders has employed any broker or finder, and none of them has incurred or will incur, directly or indirectly, any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated in this Agreement or the Purchaser Documents.

     3.9 Compliance. Except as set forth on Schedule 3.9, AMI and its Subsidiaries are in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments,

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rulings, orders and other requirements applicable to AMI and its Subsidiaries and their respective assets and properties, including, without limitation, those relating to (a) the registration and sale of the AMI Common Stock, (b) the establishment of a public trading market for the AMI Common Stock, (c) the public trading of the AMI Common Stock, and (d) Environmental Laws, the failure to comply with any of which could reasonably be expected to have a Material Adverse Effect on AMI. AMI is not subject to any judicial, governmental or administrative order, judgment or decree.

     3.10 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the Articles of Incorporation of AMI, as amended and in effect on the date hereof, (b) the Bylaws of AMI, as amended and in effect on the date hereof, and (c) the minute books of AMI (containing all corporate proceedings from the date of incorporation) are attached hereto as Schedule 3.10. Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of AMI from the date of its incorporation to the date hereof which were memorialized in writing. No actions have been taken since the date of AMI's incorporation that are not memorialized in writing.

     3.11 Subsidiaries and Investments. Except as described on Schedule 3.11, AMI has no Subsidiaries or Investments. AMI owns one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiaries listed on Schedule 3.11.

     3.12 Capitalization. The authorized capital stock of AMI consists solely of 100,000,000 shares of common stock, $.00001 par value per share, of which 15,077,998 shares are issued and outstanding (the "Outstanding AMI Common Stock"). All shares of Outstanding AMI Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by AMI from the date of its incorporation to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of AMI. Except as set forth on Schedule 3.12 hereto, all taxes required to be paid in connection with the issuance and any transfers of AMI's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of AMI from the date of AMI's incorporation to the date hereof have been obtained or effected and all securities of AMI have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Outstanding AMI Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of AMI. The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933. Neither AMI nor any of its Subsidiaries has any option plans, restricted stock plans, or any other plan under which securities of AMI have been or could be issued. There are no registration rights and, to the Knowledge of AMI and the AMI Insiders, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of AMI or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. Schedule
3.12 contains a description of the capitalization of AMI as it shall be immediately following the Closing of the Transaction.

     3.13 Rights, Warrants, Options. Except as set forth on Schedule 3.13, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of AMI or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of AMI or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by AMI or its Subsidiaries of any capital stock or other equity interests of AMI or its Subsidiaries, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

     3.14 Commission Filings and Financial Statements. Attached hereto as
Schedule 3.14 is a true and complete list of all the Forms 10KSB, 10QSB, 8-K and other required filings filed by AMI with the Commission (collectively the "Periodic Reports") since AMI became subject to the periodic reporting requirements of the Securities Exchange Act of 1934. All Periodic Reports of AMI required to have been filed with the Commission have been filed in a timely manner, have been true, accurate and complete in all material respects and have been filed in compliance with the requirements of the Securities and Exchange Act of 1934. None of AMI's Subsidiaries is required to file any forms, reports or other documents with the Commission. The Financial Statements of AMI: (a) have been prepared in accordance with the books of account and records of AMI;
(b) fairly present, and are true, correct and complete statements in all material respects of AMI's financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods, except as set forth on Schedule 3.14.

     3.15 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports, the Financial Statements of AMI or as disclosed on Schedule 3.15, AMI does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement ("Liabilities"). Except as listed on Schedule 3.15, AMI does not have any Liabilities other than Liabilities fully and adequately reflected in the Periodic Reports or the Financial Statements of AMI. AMI and the AMI Insiders have no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of AMI, except as set forth on Schedule 3.15.

     3.16 Real Property. AMI does not own any fee simple interest in real property. AMI does not lease, sublease, or have any other contractual interest, including mining interests, in any real property other than as set forth on
Schedule 3.16. Schedule 3.16 sets forth the street address of each parcel of real property leased or subleased by AMI, or in which AMI has any other contractual interest, including mining interests (collectively the "AMI Leased Property"). Attached hereto as Schedule 3.16 are true and complete copies of all of the lease, sublease and other contractual agreements, including mining agreements (collectively the "AMI Leases"), as amended to date, relating to the AMI Leased Property. The AMI Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, and no notice of default or termination under any of the AMI Leases is outstanding.

     There are no liabilities (other than rent and other sums and charges regularly payable) associated with any of the AMI Leases including, without limitation, any liability under any Environmental Law or regulation, which is or which may become payable after the Closing of the Transaction.

     3.17 List of Accounts and Proxies. Set forth on Schedule 3.17 is: (a) the name and address of each bank or other institution in which AMI maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of AMI's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by AMI to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of AMI in matters concerning its business or affairs.

     3.18 Personnel. Schedule 3.18 contains the names and annual salary rates and other compensation of all officers, directors, consultants and employees of AMI (including compensation paid or payable by AMI under any employee benefit or option plans). Schedule 3.18 sets forth a list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave.

     3.19 Employment Agreements and Employee Benefit Plans.

     (a) Except as set forth in Schedule 3.19, AMI has not had any and does not have any defined contribution plan and it is not (and was never) part of a controlled group contributing to any defined contribution plan and is not and was never a party to any collective bargaining agreement or other employment contracts. AMI has not, nor does it now contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 3.19 and it is not now (and was never) a part of a controlled group with regard to any of the foregoing. Schedule 3.19 also contains a true and correct statement of the names, relationship with AMI, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended June 31, 2001 of each director, officer, consultant or employee of AMI. Except as set forth on Schedule 3.19, since June 31, 2001, AMI has not changed the rate of compensation of any of its directors, officers, consultants or employees, and AMI will not be required to make any severance payments to any of its directors, officers, consultants or employees as a result of the Transaction.

     (b) There are no complaints, charges, claims, allegations, grievances, or litigations pending or threatened which reflect or pertain to: (i) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, breach of employment contract or employment-related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on AMI or any of its Subsidiaries.

     3.20 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of AMI have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 3.20) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects, and reflect accurately all Liabilities for taxes of AMI for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 3.20, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by AMI or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the date hereof which were required to be collected and/or paid by AMI, were fully collected and paid by such date or provided for by adequate reserves. Except as set forth on Schedule 3.20, no taxation authority has since the date of AMI's incorporation, sought to audit the records of AMI for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for AMI's alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on Schedule 3.20, no claims or deficiencies have been asserted against or inquiries raised with AMI with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, AMI has not filed a tax return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. AMI has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation other than filing extensions as set forth on Schedule 3.20. AMI has not filed a consent under
Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing a consolidated federal income tax return, and has not been a United States real property holding corporation within the meaning of Code Section 897
(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     3.21 Material Agreements.

     (a) Schedule 3.21 sets forth a brief description of all material written and oral contracts or agreements relating to AMI (except with respect to the AMI Leases, which are set forth on Schedule 3.16, which is hereby incorporated by reference into Schedule 3.21 and made a part thereof), including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance;
(iii) agreement which
restricts AMI from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of AMI (collectively, and together with the AMI Leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material AMI Agreements"). AMI has previously furnished to WARP true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 3.21.

     (b) Except as set forth on Schedule 3.21, none of the Material AMI Agreements was entered into outside the ordinary course of business of AMI, contains any provisions that will impair or adversely effect in any material way the operations of AMI, or is reasonably likely to be performed at a material loss.

     (c) The Material AMI Agreements are each in full force and effect and are the valid and legally binding obligations of AMI and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. AMI has not received notice of default by AMI under any of the Material AMI Agreements and AMI is not in default thereunder. AMI has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material AMI Agreements.

     (d) Except as otherwise indicated on Schedule 3.21, to AMI and the AMI Insiders' Knowledge, the continuation, validity and effectiveness of the Material AMI Agreements under the current terms thereof will in no way be adversely affected by the consummation of the transactions contemplated by this Agreement.

     3.22 Guaranties. Except as set forth on Schedule 3.22, AMI is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of AMI.

     3.23 Environmental Matters. None of the AMI Leased Property nor any other property used by AMI presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). Except as described on
Schedule 3.23, AMI is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the "Environmental Laws") applicable to AMI or its business as a result of any hazardous substance utilized by AMI in its business or otherwise placed at any of the facilities owned, leased or operated by AMI, or in which AMI has a contractual interest, including mining interests. Except as described on Schedule 3.23, neither the AMI Insiders, nor AMI (or its directors or officers), has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by AMI with any Environmental Laws, and there is no Litigation pending or, to AMI or the AMI Insiders' Knowledge, threatened against any of AMI, the AMI Insiders or any director or officer of AMI, with respect to any violation or alleged violation of the Environmental Laws, and to AMI and the AMI Insiders' Knowledge, there is no reasonable basis for the institution of any such Litigation.

     3.24 Intellectual Property Rights. Except as set forth on Schedule 3.24, to its Knowledge, AMI has all right, title and interest in each item of its Intellectual Property necessary for AMI to be legally entitled to conduct its business as presently being conducted. Except as otherwise indicated on Schedule 3.24, AMI has not received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with its Intellectual Property and neither the use of such Intellectual Property by AMI nor the operation of its business is, to AMI's Knowledge, infringing on nor has infringed upon any rights of others, and the consummation of the transactions contemplated hereby will not alter or impair any of its Intellectual Property.

     3.25 Licenses. Schedule 3.25 lists all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation (the "Governmental Authorizations") for the operation of the business of AMI as presently operated. All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and AMI is in material compliance with the terms of all the Governmental Authorizations. Except as set forth on Schedule 3.25, to AMI's Knowledge, no fact or condition exists which could cause the Governmental Authorizations not to be renewed by the appropriate governmental authorities in the ordinary course. No material violations have been recorded in respect of any Governmental Authorization and no proceeding is pending or, to the Knowledge of AMI, threatened, to revoke any Governmental Authorization. To AMI's Knowledge, the execution, delivery or performance by AMI of this Agreement and the other documents contemplated hereby shall not adversely affect the status of any of the Governmental Authorizations.

     3.26 Absence of Certain Business Practices. None of the AMI Insiders, nor AMI, nor any Affiliates thereof nor, to the Knowledge of each of AMI and each of the AMI Insiders, any other Person acting on behalf of AMI, acting alone or together, has with respect to the business or activities of AMI: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom AMI has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of AMI (or assist AMI in connection with any actual or proposed transaction) which (i) may subject AMI to any material damage or any penalty in any Litigation, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of AMI as reflected in the Periodic Reports or Financial Statements of AMI or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of AMI or subject AMI to suit or penalty in any private or governmental litigation or proceeding.

     3.27 Disclosure. No representation or warranty of the AMI Insiders or AMI contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the AMI Insiders or AMI to WARP, the Sellers or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide WARP and the Sellers with full and proper information as to the business, financial condition, assets, liabilities, results of operation or prospects of AMI and the value of its properties and the ownership and operation of AMI.

     3.28 Shares Owned by AMI Insiders. Carlo Civelli owns a total of six million two hundred and fifty thousand (6,250,000) shares of AMI Common Stock and does not own, directly or indirectly, any other shares of AMI Common Stock or other securities or instruments convertible into or exercisable or exchangeable for AMI Common Stock. Mike Muzylowski owns a total of six million two hundred and fifty thousand (6,250,000) shares of AMI Common Stock and does not own, directly or indirectly, any other shares of AMI Common Stock or other securities or instruments convertible into or exercisable or exchangeable for AMI Common Stock. All of the shares of AMI Common Stock owned, directly or directly, by Messrs. Civelli and Muzylowski shall be tendered to AMI for cancellation without consideration at or prior to the Closing, and such shares shall be cancelled and added back to the authorized but unissued common stock of AMI.

                                   ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF WARP, WARP INSIDERS AND THE SELLERS

Representations and Warranties of WARP and the WARP Insiders

     In order to induce AMI and the AMI Insiders to enter into this Agreement and to consummate the transactions contemplated hereby, WARP and the WARP Insiders make the representations and warranties set forth below to AMI, the AMI Insiders and each of the Sellers.

     4.1 Organization. WARP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WARP is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on WARP. Each jurisdiction in which WARP is so qualified is listed on Schedule 4.1 hereto. WARP has the requisite power and authority to (a) own or lease and operate its properties and (b) conduct its business as presently conducted.

     4.2 Authorization; Enforceability. WARP and the WARP Insiders have the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by WARP and the WARP Insiders pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of WARP and the WARP Insiders, assuming the due authorization, execution and delivery of this Agreement by AMI and the AMI Insiders, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principals of equity.

     4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other documents contemplated hereby by WARP and the WARP Insiders, and the consummation by WARP and the WARP Insiders of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of WARP's Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule
4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of WARP pursuant to any instrument or agreement to which WARP is a party or by which WARP or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed in Schedule 4.3 hereto.

     4.4 Consents of Governmental Authorities and Others. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by WARP or the WARP Insiders in connection with the execution, delivery or performance of this Agreement by WARP or the WARP Insiders or the consummation by them of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Sellers.

     4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto, since December 31, 2001, WARP has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of WARP, and no such change is threatened. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5, since December 31, 2001, WARP has not: (a) amended its Certificate of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities;
(c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (i) amended or terminated any existing Material Agreement; (j) been named as a party in any litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had or to WARP's Knowledge, could reasonably be expected to have a

Material Adverse Effect on WARP. Schedule 4.5 sets forth a true and complete list of all bonuses or other distributions made by WARP since December 31, 2001.

     4.6 Litigation. Except as set forth on Schedule 4.6, there are no Litigations pending before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting WARP (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on WARP or (b) against WARP relating to the WARP Stock or the transactions contemplated by this Agreement. Schedule 4.6 sets forth a list of all Litigation commenced against WARP since the date of its incorporation.

     4.7 Brokers. WARP and the WARP Insiders have not employed any broker or finder, and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the share exchange memorialized by this Agreement.

     4.8 Compliance. To its Knowledge, WARP is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it including, without limitation, those relating to (a) the development, manufacture, packaging, distribution and marketing of its products, (b) the employment, safety and health of its employees, and (d) Environmental Laws, the failure to comply with any of which could reasonably be expected to have a Material Adverse Effect on WARP. WARP and the WARP Insiders are not subject to any judicial, governmental or administrative order, judgment or decree.

     4.9 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the Certificate of Incorporation of WARP, as amended and in effect on the date hereof, and (b) the Bylaws of WARP, as amended and in effect on the date hereof, are attached hereto as Schedule 4.9.

     4.10 Subsidiaries and Investments. Except as described on Schedule 4.10, WARP has no Subsidiaries or Investments.

     4.11 Capitalization. The authorized capital stock of WARP consists of 20,000,000 shares of common stock, par value $.01 per share (the "WARP Common Stock"), and 6,000,000 shares of preferred stock. WARP has designated two series of preferred stock; Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (together the "Preferred Stock"). Prior to the Conversion, WARP had issued and outstanding 3,600,000 shares of WARP Common Stock, 1,000,000 shares of Series A Convertible Preferred Stock and 2,000,000 shares of Series B Convertible Preferred Stock. In connection with the Transaction, a majority of the holders of the Preferred Stock consented to the Conversion. As a result of the Conversion, WARP at the Closing Date has issued and outstanding 6,600,000 shares of WARP Common Stock (the "WARP Stock"). The WARP Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of WARP. The WARP Stock is owned by the Sellers in the amounts set forth on Schedule A. All of the WARP Stock has been duly authorized, is validly issued and outstanding, and is fully paid and nonassessable. No securities issued by WARP from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of WARP. Except as set forth on Schedule 4.11 hereto, all taxes required to be paid in connection with the issuance and any transfers of WARP's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of WARP from the date of its incorporation to the date hereof have been obtained or effected and all securities of WARP have been issued and are held in accordance with the provisions of all applicable securities or other laws.

     4.12 Rights, Warrants, Options. Except as set forth on Schedule 4.12, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of WARP; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of WARP; or (c) except as set forth on Schedule 4.12 hereto, commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by WARP of any capital stock or other equity interests of WARP, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

     4.13 Financial Statements. Attached hereto as Schedule 4.13 are true and complete copies of the Financial Statements of WARP. The Financial Statements of
WARP: (a) have been prepared in accordance with the books of account and records of WARP; (b) fairly present, and are true, correct and complete statements, in all material respects, of WARP's financial condition and the results of its operations at the dates and for the periods specified in those statements; and
(c) have been prepared in accordance with GAAP consistently applied with prior periods, except as set forth on Schedule 4.13.

     4.14 Absence of Undisclosed Liabilities. Other than as disclosed by the Financial Statements of WARP, WARP does not have any Liabilities which were not fully and adequately reflected on the Financial Statements of WARP or Schedule
4.14. Except as listed on Schedule 4.14, WARP does not have any Liabilities, other than (i) Liabilities fully and adequately reflected on the Financial Statements of WARP and (ii) those incurred since December 31, 2001 in the ordinary course of business.

     4.15 Real Property. WARP does not own any fee simple interest in real property. WARP does not lease or sublease any real property other than as set forth on Schedule 4.15. Schedule 4.15 sets forth the street address of each parcel of real property leased or subleased by WARP. WARP enjoys peaceful and undisturbed possession of its leased property. No Person other than WARP has any right to use or occupy any part of WARP's leased property. WARP's leases are valid, binding and in full force and effect. WARP has not received any notice of any pending, threatened or contemplated eviction or condemnation proceeding affecting any of its leased property or any part thereof. There are no liabilities (other than rent and other sums and charges regularly payable) associated with any of WARP lease including, without limitation, any liability under any Environmental Law or regulation.

     4.16 Licenses. Schedule 4.16 lists all material Governmental Authorizations required under applicable law or regulation for the operation of the business of WARP as presently operated. All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and WARP is in material compliance with the terms of all the Governmental

Authorizations. Except as set forth on Schedule 4.16, to WARP's Knowledge, no fact or condition exists which could cause the Governmental Authorizations not to be renewed by the appropriate governmental authorities in the ordinary course. No material violations have been recorded in respect of any Governmental Authorization and no proceeding is pending or, to the Knowledge of WARP, threatened, to revoke any Governmental Authorization. To WARP's Knowledge, the execution, delivery or performance by WARP of this Agreement and the other documents contemplated hereby shall not adversely affect the status of any of the Governmental Authorizations.

     4.17 Intellectual Property Rights. Except as set forth on Schedule 4.17, to its Knowledge, WARP has all right, title and interest in each item of its Intellectual Property necessary for WARP to be legally entitled to conduct its business as presently being conducted. Except as otherwise indicated on Schedule 4.17: (i) WARP is the sole and exclusive owner of all right, title and interest in and to all of its Intellectual Property, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the rights of others; (ii) no royalties or fees (license or otherwise) are payable by WARP to any Person by reason of the ownership or use of any of WARP's Intellectual Property; (iii) to its Knowledge, there have been no claims made against WARP asserting the invalidity, abuse, misuse, or unenforceability of any of WARP's Intellectual Property, (iv) WARP has not made any claim of any violation or infringement by others of its rights in its Intellectual Property; (v) WARP has not received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with its Intellectual Property and neither the use of the Intellectual Property by WARP nor the operation of its business is, to WARP's Knowledge, infringing on nor has infringed upon any rights of others; and (vi) the consummation of the transactions contemplated hereby will not alter or impair any of WARP's Intellectual Property.

     4.18 Employment Agreements and Employee Benefit Plans.

     (a) Except as set forth in Schedule 4.18, WARP has not had any defined contribution plan and it is not part of a controlled group contributing to any defined contribution plan and is not a party to any collective bargaining agreement or other employment contracts. WARP has not, nor does it, contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 4.18 and it is not part of a controlled group with regard to any of the foregoing. Schedule 4.18 also contains a true and correct statement of the names, relationship with WARP, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2001 of each director, officer, consultant or employee of WARP. Except as set forth on
Schedule 4.18, since December 31, 2001, WARP has not changed the rate of compensation of any of its directors, officers, consultants or employees.

     (b) There are no complaints, charges, claims, allegations, grievances, or litigations pending or threatened which reflect or pertain to: (i) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, or employment related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on WARP.

     4.19 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of WARP have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 4.19) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects, and reflect accurately all liability for taxes of WARP for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 4.19, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by WARP or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the date hereof which were required to be collected and/or paid by WARP, were fully collected and paid by such date or provided for by adequate reserves in the December 31, 2001 Financial Statements of WARP. Except as set forth on Schedule 4.19, no taxation authority has sought to audit the records of WARP for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for WARP's alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on
Schedule 4.19, no claims or deficiencies have been asserted against or inquiries raised with WARP with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, WARP has not filed a tax return that it was required to file, and, to WARP's' Knowledge, there exists no reasonable basis for the making of any such claims or inquiries. WARP has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation other than filing extensions as set forth on
Schedule 4.19. WARP has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing a consolidated federal income tax return and has not been a United States real property holding corporation within the meaning of Code Section 897 (c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     4.20 Material Agreements.

     (a) Schedule 4.20 sets forth a brief description of all material written and oral contracts or agreements relating to WARP (except with respect to the leases, which are set forth on Schedule 4.15, which is hereby incorporated by reference into Schedule 4.20 and made a part thereof), including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts WARP from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by WARP; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of WARP (collectively, and together with the leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements").

     (b) Except as set forth on Schedule 4.20, none of the Material Agreements was entered into outside the ordinary course of business of WARP, contain any provisions that will impair or adversely effect in any material way the operations of WARP, or is reasonably likely to be performed at a material loss.

     (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of WARP and, to WARP's Knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. WARP has not received notice of default by WARP under any of the Material Agreements. Neither WARP, nor, to WARP's Knowledge, any of the other parties to any of the Material Agreements are in default thereunder. WARP has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements.

     (d) Except as otherwise indicated on Schedule 4.20, to WARP's Knowledge, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be adversely affected by the consummation of the transactions contemplated by this Agreement.

     4.21 Guaranties. Except as set forth on Schedule 4.21, WARP is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of WARP.

     4.22 Accounts and Notes Receivable. Except as set forth on Schedule 4.22, all accounts and notes receivable of WARP have arisen in the ordinary course of business, represent valid obligations to WARP and, subject only to reserves for bad debts on the books of WARP, have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms. All items which are required by GAAP to be reflected as accounts and notes receivable on the Financial Statements of WARP and on the books of WARP are so reflected.

     4.23 Absence of Certain Business Practices. Neither WARP nor the WARP Insiders, to the Knowledge of each, has with respect to the business or activities of WARP: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom WARP has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of WARP (or assist WARP in connection with any actual or proposed transaction) which (i) may subject WARP to any material damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of WARP as reflected in the Financial Statements of WARP or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of WARP or subject WARP to suit or penalty in any private or governmental litigation or proceeding.

     4.24 Disclosure. No representation or warranty of WARP or the WARP Insiders contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of WARP or the WARP Insiders to AMI or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide AMI with full and proper information as to the business, financial condition, assets, results of operation or prospects of WARP and the value of its properties or the ownership or operation of WARP.

Representations and Warranties of Sellers

     In order to induce AMI and the AMI Insiders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, severally and not jointly and only as to itself, makes the representations and warranties set forth below to AMI and the AMI Insiders.

     4.25 Title to Securities. Such Seller is the record and beneficial owner of the WARP Stock listed opposite its name on Schedule A, and, such shares of WARP Stock are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements, excluding WARP's December 16, 1999 Stock Agreement.

     4.26 Authority. Such Seller has full right, power and authority to enter into this Agreement.

     4.27 Knowledge and Experience. Such Seller, individually and/or together with its professional advisors, has evaluated the merits and risks of acquiring the Consideration Shares, and has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating financial statements and investing in securities (including the securities of new and speculative companies) so as to enable such Seller to evaluate the information made available by AMI, the AMI Insiders, WARP and the WARP Insiders to such Seller in order to evaluate the merits and risks of acquiring the Consideration Shares and to make an informed decision with respect to such Seller's execution of this Agreement.

     4.28 Accredited Investor; Financial Means. Such Seller represents and warrants that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Seller has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment relating to receipt of the Consideration Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a compete loss of such investment.

     4.29 Opportunity to Question; Adequate Information. Such Seller has had the opportunity to ask questions of AMI, the AMI Insiders and WARP and their appropriate executive officers and has, to the extent desired by such Seller, received answers and additional information from them which was necessary to evaluate the merits and risks of acquiring the Consideration Shares pursuant to this Agreement.

     4.30 Risks Relating to Exchange. Such Seller understands the risks associated with the acquisition of the Consideration Shares. Further, such Seller has carefully read and considered the matters set forth herein and has taken full cognizance of and understands the terms of this Agreement.

     4.31 Investment Intent. Such Seller is acquiring the Consideration Shares solely for investment purposes for its own account and not with a view to, or for, resale in connection with any distribution thereof. Such Seller understands that the issuance by AMI of the Consideration Shares hereunder has not been registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and that the reliance of AMI on such exemption from registration is predicated in part on the representations and warranties of the Seller set forth in this Agreement. Such Seller acknowledges that a restrictive legend consistent with the foregoing will be placed on the certificates representing the Consideration Shares.

     4.32 Resale of the Securities. Such Seller understands that the Consideration Shares received pursuant to this Agreement may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of unless such transfer or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably satisfactory to AMI, is exempt from registration under the Securities Act, and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws. Such Seller understands that AMI and WARP are under no obligation to register or seek an exemption under the federal securities laws, state securities laws, or any foreign securities laws or to cause or permit such Consideration Shares to be transferred in the absence of any such registration or exemption.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Survival of the Representations and Warranties. The representations and warranties contained in Sections 3.1, 3.2, 3.12, 3.13, 4.1, 4.2, 4.11, 4.12, and
4.25 and the covenants in Section 7.1 shall survive the Closing and remain in effect indefinitely. The representations and warranties contained in Section
3.23 (relating to environmental matters), shall survive the Closing until the expiration of three (3) years from the Closing Date. The representations and warranties contained in Section 3.20 (relating to taxes), shall survive the Closing until the later of the expiration of twenty four months from the Closing Date or the expiration of the last day of the statute of limitations applicable to any action against AMI based upon the non-payment of taxes, or other violation of the Code, which occurred prior to the Closing Date. Except as set forth above, the representations and warranties and covenants of AMI, the AMI Insiders, WARP, the WARP Insiders and the Sellers contained in this Agreement shall survive the Closing until the expiration of twenty-four months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1

     5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

     5.3 Indemnification. Each of the AMI Insiders and AMI, jointly and severally agrees to indemnify and hold harmless each of the WARP Insiders, WARP, their affiliates, each of their officers, directors, employees and agents and their respective successors and assigns and the Sellers and each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, costs or expenses (including reasonable legal fees and expenses) which are caused by or arise out of (i) any breach or default in the performance by any of the AMI Insiders or AMI of any covenant or agreement made by any of the AMI Insiders or AMI in this Agreement;
(ii) any breach of warranty or representation made by any of the AMI Insiders or AMI in this Agreement; and (iii) any and all Litigations incident to any of the foregoing. WARP and the WARP Insiders agree to indemnify and hold harmless each of the AMI Insiders and AMI, their affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by any of the WARP Insiders, WARP or the Sellers of any covenant or agreement made by any of the WARP Insiders, WARP or the Sellers in this Agreement; (ii) any breach of warranty or representation made by any of the WARP Insiders, WARP or the Sellers in this Agreement; and (iii) any and all Litigations incident to any of the foregoing. WARP and the WARP Insiders agree to indemnify and hold harmless each of the Sellers, and each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, costs or expenses (including reasonable legal fees and expenses) which are caused by or arise out of: (i) any breach or default in the performance by any of the WARP Insiders or WARP of any covenant or agreement made by any of the WARP Insiders or WARP in this Agreement; (ii) any breach of warranty or representation made by any of the WARP Insiders or WARP in this Agreement; and (iii) any and all Litigations incident to any of the foregoing. No party to this Agreement shall be entitled to indemnification from any of the Sellers pursuant to Section 5.3 hereto or any other provision of this Agreement or of the Purchaser Documents.

     5.4 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

     (a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

     (b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

     (c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     (d) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

     5.5 General Release. As additional consideration for the sale of the [WARP Stock] pursuant to this Agreement, each of the AMI Insiders hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, AMI and its officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to AMI which ever existed or now exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of AMI to the AMI Insiders. The AMI Insiders expressly intend that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the AMI Insiders. Notwithstanding the foregoing or anything else to the contrary contained herein, the foregoing provisions of this Section 5.5 shall not apply to claims against WARP for indemnification pursuant to this Article V to the extent applicable.

                                   ARTICLE VI

                    CLOSING; DELIVERIES; CONDITIONS PRECEDENT

     6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     6.2 Deliveries

     (a) At Closing, AMI shall deliver the following documents to WARP:

          (i) the certificates representing the Consideration Shares;

          (ii) the written resignation of Mike Muzylowski from all of his positions as an AMI director and officer, and the written resignation of Carlo Civelli from all of his positions as an AMI officer, all to be effective upon Closing;

          (iii) the minute books of AMI, including its corporate seals, unissued stock certificates, stock registers, Articles of Incorporation, Bylaws and corporate minutes approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

          (iv) certificates issued by the Secretary of State of Nevada as to the good standing of AMI in its jurisdiction of incorporation and certifying its Articles of Incorporation;

          (v) the consents of any third party including, but not limited to, parties to any of the Material Agreements whose consent is required under the terms of any such Material Agreement or otherwise;

          (vi) the certificates referred to in Section 6.3(d);

          (vii) the favorable opinion of Conrad Lysiak, Esq., counsel to AMI, dated the Closing Date, addressed to WARP and each of the Sellers, in the form of Exhibit C hereto;

          (viii) such other documents and instruments as WARP or any of the Sellers may reasonably request.

     (b) At Closing, WARP shall deliver the following documents to AMI:

          (i) the Certificates of WARP Stock to be delivered to AMI;

          (ii) a certificate of the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of WARP and certifying its Certificate of Incorporation;

          (iii) a certificate, dated the Closing Date, of an officer of WARP setting forth that authorizing resolutions were adopted by WARP's Boards of Directors, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

          (iv) the certificates referred to in Section 6.4(d);

          (v) the favorable opinion of James A. Prestiano, Esq., counsel to WARP, dated the Closing Date, addressed to AMI, in the form of Exhibit D hereto, and

          (vi) such other documents and instruments as AMI may reasonably request.

     6.3 Conditions Precedent to the Obligations of WARP and Each of the Sellers. Each and every obligation of WARP and each of the Sellers to consummate the transactions described in this Agreement and any and all liability of WARP or the WARP Insiders to AMI shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

     (a) Representations and Warranties True. Each of the representations and warranties of AMI and the AMI Insiders contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance. AMI and the AMI Insiders shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of AMI.

     (d) AMI's Certificate. AMI shall have delivered to WARP and each of the Sellers a certificate dated the Closing Date, certifying that the conditions specified in Section 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as WARP or any Seller may reasonably request.

     (e) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

     (f) Cancellation of Shares. The six million two hundred and fifty thousand (6,250,000) shares of AMI Common Stock owned by Carlo Civelli and the six million two hundred and fifty thousand (6,250,000) shares of AMI Common Stock owned by Mike Muzylowski shall have been tendered to AMI for cancellation without consideration at or prior to the Closing, and such shares shall have been cancelled and added back to the authorized but unissued common stock of AMI.

     (g) Appointment. Messrs. Karl Douglas and John Gnip shall have been appointed to the Board of Directors of AMI effective at the Closing.

     (h) Consents. AMI shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, those with respect to any Material AMI Agreement.

     (i) Due Diligence Review. WARP and the Sellers shall have completed their due diligence investigation of AMI and the AMI Insiders to their satisfaction, in their sole and absolute discretion.

     (j) Opinion of Counsel. AMI shall have obtained an opinion letter from counsel to AMI addressed to WARP in form and substance reasonably acceptable to WARP and the Sellers, and such opinion shall not have been withdrawn.

     (k) Funds in Escrow. A minimum of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be in an escrow account at JP Morgan Chase, or another bank, subject to an escrow agreement which releases such funds to the post-Transaction AMI, for use as dictated by that certain Term Sheet dated April 15, 2002, upon the Closing of the Transaction contemplated by this Agreement.

     (l) Signatures of Sellers. Sellers representing a minimum of eighty percent (80%) of the WARP Stock issued and outstanding at the Closing Date shall have executed this Agreement.

     6.4 Conditions Precedent to the Obligations of AMI. Each and every obligation of AMI to consummate the transactions described in this Agreement and any and all liability of AMI or the AMI Insiders to WARP, the WARP Insiders and the Sellers shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

     (a) Representations and Warranties True. Each of the representations and warranties of WARP and the WARP Insiders contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance. WARP and the WARP Insiders shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of WARP.

     (d) WARP's Certificate. WARP shall have delivered to AMI, a certificate addressed to AMI executed by WARP's Chief Executive Officer, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.

     (e) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

     (f) Consents. WARP shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this

Agreement, including but not limited to, those with respect to any Material Agreement of WARP.

     (g) Opinion of Counsel. WARP shall have obtained an opinion letter from counsel to WARP addressed to AMI in form and substance reasonably acceptable to AMI, and such opinion shall not have been withdrawn.

     (h) Funds in Escrow. A minimum of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be in an escrow account at JP Morgan Chase, or another bank, subject to an escrow agreement which releases such funds to the post-Transaction AMI, for use as dictated by that certain Term Sheet dated April 15, 2002, upon the Closing of the Transaction contemplated by this Agreement.

     (i) Signatures of Sellers. Sellers representing a minimum of eighty percent (80%) of the WARP Stock issued and outstanding at the Closing Date shall have executed this Agreement.

     6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties, excluding the Sellers, shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

     6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto;
(ii) by WARP, or by AMI, if the Closing has not occurred on or prior to July 31, 2002 (such date of termination being referred to herein as the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by WARP or (upon the vote of a majority thereof) the Sellers at any time at or prior to Closing in their sole discretion if (1) any of the representations or warranties of AMI or the AMI Insiders in this Agreement are not in all material respects true, accurate and complete or if AMI or the AMI Insiders breach in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breaches is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to WARP's obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by AMI at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of WARP, the WARP Insiders or the Sellers in this Agreement are not in all material respects true, accurate and complete or if WARP or the WARP Insiders breach in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to WARP's obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective obligations of the parties under Sections 7.1 shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, if the termination of this Agreement is a result of the willful misrepresentation, willful inaccuracy or omission in a representation, willful breach of warranty, fraud or any willful failure to perform or comply with any covenant or agreement contained herein, the aggrieved party shall be entitled to recover from the non-performing party all out-of-pocket expenses which such aggrieved party has incurred and the termination of this Agreement shall not be deemed or construed as limiting or denying any other legal or equitable right or remedy of such party.

                                  ARTICLE VII

                                    COVENANTS

     7.1 General Confidentiality. The AMI Insiders and AMI acknowledge that the Intellectual Property and all other confidential or proprietary information with respect to the business and operations of WARP are valuable, special and unique assets of WARP. The AMI Insiders, severally and not jointly, and AMI shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to WARP, whether or not for an AMI Insider's or AMI's own benefit, without the prior written consent of WARP or unless required by law, including without limitation, (i) trade secrets, designs, formulae, drawings, Intellectual Property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii) information relating to the products developed by WARP, (iii) the names of WARP's customers and contacts, WARP's marketing strategies, the names of their vendors and suppliers, the cost of materials and labor, the prices obtained for products or services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in WARP's business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of WARP, and any other information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with WARP, (iv) all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of WARP, and (vi) any other confidential information or trade secrets relating to the business or affairs of WARP which the AMI Insiders or AMI may acquire or develop in connection with or as a result of the performance of his or its performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the public without any fault of the AMI Insiders or AMI or in violation of any confidentiality restrictions; provided, however, that the restrictions of this
Section 7.1 shall not be applicable to any AMI Insider or AMI in connection with such Parties' enforcement of its rights under this Agreement. The AMI Insiders and AMI acknowledge that WARP would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of WARP.

     7.2 Continuing Obligations. The restrictions set forth in Sections 7.1 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of WARP. The AMI Insiders, AMI and WARP acknowledge that WARP would be irreparably harmed and that monetary damages would not provide an adequate remedy to WARP in the event the covenants contained in Section 7.1 were not complied with in accordance with their terms. Accordingly, AMI Insiders and AMI agree that any breach or threatened breach by any of them of any provision of Section 7.1 shall entitle WARP to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to WARP. It is the desire and intent of the parties that the provisions of Section
7.1 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of Section 7.1 are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Section 7.1 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all reasonable attorney's fees and expenses incurred by the prevailing party in such action.

     7.3 SEC Filings and Exchange Listing. WARP and the WARP Insiders acknowledge that AMI has a continuing interest in maintaining its compliance with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in maintaining a public trading market for AMI's common stock on the National Association of Securities Dealers, Inc. Bulletin Board, or some other United States exchange. WARP and the WARP Insiders therefore agree, for a period of three (3) years from the Closing Date, to use their best efforts to file all periodic, current, and other, applicable reports and filings required by the Exchange Act in a timely manner, including without limitation, a Current Report on Form 8-K reporting the Closing and details of the Transaction and the consolidated financial statements resulting therefrom. WARP and the WARP Insiders further agree, for a period of three (3) years from the Closing Date, to use their best efforts to maintain a public market for AMI's common stock on the Bulletin Board, or such other United States exchange chosen by AMI after the Closing in its sole discretion.

     7.4 Lock-Up Agreements. The WARP Insiders hereby covenant and agree to execute and be bound by the terms of certain Lock-Up Agreements on the exact terms as contained in the form of such agreements attached hereto as Exhibit E and to not amend, change or modify the terms of such agreements during their term or otherwise seek to circumvent the purpose of such agreements without the prior written consent of Morgan Stanley Dean Witter and the other parties thereto. The WARP Insiders agree that the provisions of this section shall survive the Closing of the Transaction until the expiration of the term of such Lock-Up Agreements.

     7.5 Tax Treatment. Neither AMI, the AMI Insiders, WARP, the WARP Insiders nor the Sellers will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Code.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

                  If to AMI:                Abbott Mines, Ltd.
                                            1040 West Georgia Street, Suite 1160
                                            Vancouver, British Columbia
                                            Canada V6E 4H1
                                            Phone: (604) 605-0885


                  If to AMI Insiders:       Mr. Mike Muzylowski
                                            1040 West Georgia Street, Suite 1160
                                            Vancouver, British Columbia
                                            Canada V6E 4H1
                                            Phone: (604) 605-0885

                                            Mr. Carlo Civelli
                                            Seefeldstrasse 214
                                            8034 Zurich Switzerland

                  With a copy to:           Conrad Lysiak, Esq.
                                            601 West First Avenue, Suite 503
                                            Spokane, WA 99201
                                            Phone: (509) 624-1475
                                            Fax:     (509) 747-1770

                  If to WARP
                  or WARP Insiders:         WARP Solutions, Inc.
                                            535 West 34 Street, 5th Floor
                                            New York, N.Y. 10001
                                            Attn:    Karl Douglas or John Gnip
                                            (212) 962-9277 (Phone)
                                            (212) 962-4646 (Fax)

                  With a copy to:           Bradley L. Steere, Esq.
                                            52 White Street, 4th Floor
                                            New York, N.Y. 10013
                                            (212) 226-6914 (Phone)
                                            (212) 226-6914 (Fax)

                  If to Sellers:            To address as shown on Schedule A
                                            attached hereto.


Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

     8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

     8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

     8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

     8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

     8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties' sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

     8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law principles thereof.

     8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

     8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. 8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the WARP Common Stock.

     8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both WARP and AMI as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party or its Affiliates or Subsidiaries from making any filing required by federal or state securities laws or stock exchange rules.

     8.18 Limited Recourse. Notwithstanding anything in this Agreement or any of the Purchaser Documents to the contrary, the obligations of each of the Sellers hereunder and under any of the Purchaser Documents shall be without recourse to any partner or Affiliate of any Seller or their respective partners, officers, directors, employees or agents or to any other Sellers and shall be limited to the Consideration Shares actually received by such Seller (or, if applicable, the net proceeds received upon any sale thereof). The parties to this Agreement agree that none of the Sellers can be held liable for any breaches of any of the representations, warranties, covenants or agreements made by WARP or any other Person pursuant to this Agreement or in connection herewith.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                  ABBOTT MINES, LTD


                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:

                                  AMI INSIDERS


                                  ---------------------------------------
                                  Carlo Civelli


                                  ---------------------------------------
                                  Mike Muzylowski


                                  WARP SOLUTIONS, INC.


                                  By:
                                     ------------------------------------
                                     Name:       Karl Douglas
                                     Title:      Chief Executive Officer


                                  WARP INSIDERS


                                  ---------------------------------------
                                  Karl Douglas


                                  ---------------------------------------
                                  John Gnip

                                  SELLERS


                                  ---------------------------------------


                                  ---------------------------------------

                     Schedule A to Share Exchange Agreement
                     --------------------------------------

Sherrie G. and Jared E. Abbruzzese JTWROS
59 Old Niskayuna Road
Loudonville, N.Y. 12211
SS#  Sherrie  ###-##-####
     Jared    ###-##-####

James P. Ashman
467 Redding Road
Fairfield, CT 06403
SS#  ###-##-####

R. Thomas Flynn
3009 Rush Mendon Road
Honeoye Falls, N.Y.
SS#  ###-##-####

Robert J. and Pennelope L. Gallo
100 Ridgefield Avenue
South Salem, N.Y. 10590
SS#

Arthur & Margo Jenson
2 Drury Lane
Fort Lee, N.J. 07024
SS# ###-##-####

Orhan Sadik Khan
41 Binney Lane
Old Greenwich, CT 06870

Dr. Michael L. & Bryna F.T. Klein JTWROS
2522 Avenue J
Brooklyn, N.Y. 11210
SS#  ###-##-####

James S. & Dorothy A. Mellett
22 Curtis Avenue
New Fairfield, CT
SS#  ###-##-####

Christopher & Jill Mueller JTWROS
7 South Drive
Larchmont, N.Y. 10538
SS#

Georgiana Sena
1 Jerome Drive
Farmingdale, N.Y. 11735
SS#  ###-##-####

Securities Group Company
P.O. Box 26953 Safat
13130, Kuwait

Dr. Robert Siegel, IRA
81 Cedar Avenue
Pleasantville, N.Y. 12804
SS#

Stephen G. Simpson, Glynis Ablon Simpson and
Herman Ablon Tenants In Common
2517 Maple Avenue
Manhattan Beach, CA 90266
SS#

Edward P. Swyer
6138 Nott Road
Guilderland, N.Y. 12804
SS#

Morgan Stanley Dean Witter Small Company Growth
1221 6 Avenue, 22nd Floor
New York, N.Y. 10020

Morgan Stanley Dean Witter
1221 6 Avenue, 22nd Floor
New York, N.Y. 10020

Morgan Stanley Dean Witter Investment Management
1221 6 Avenue, 22nd Floor
New York, N.Y. 10020

Morgan Stanley Dean Witter Universal Funds, Inc.
1221 6 Avenue, 22nd Floor
New York, N.Y. 10020

Morgan Stanley Dean Witter Institutional Fund, Inc.
1221 6 Avenue, 22nd Floor
New York, N.Y. 10020

Caxton Equity Growth (BVI) Ltd.
C/o Prime Management Ltd.
Mechanics Bldg.
12 Church Street
Hamilton, HM11 Bermuda

Caxton Equity Growth LLC
316 Enterprise Drive
Plainsboro, N.J. 08536

Caxton International Ltd.
129 Front Street, 5th Floor
Hamilton, HM12 Bermuda

Ridgely Management LLC
245 Park Avenue, 24th Floor
New York, N.Y. 10167

Wheatley Partners II, LP
80 Cutter Mill Road, Suite 311
Great Neck, N.Y. 11021

Wheatley Partners, LP
80 Cutter Mill Road, Suite 311
Great Neck, N.Y. 11021

Wheatley Foreign Partners, LP
80 Cutter Mill Road, Suite 311
Great Neck, N.Y. 11021

Karl Douglas
535 West 34 Street, 5th Floor
New York, N.Y. 10001
SS#  ###-##-####

John Gnip
535 West 34 Street, 5th Floor
New York, N.Y. 10001
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Len Primak
284 Mott Street
New York, N.Y.
SS#  ###-##-####